UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2008

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2008, the compensation committee of the board of directors of Depomed, Inc. (the “Company”) approved the following compensation arrangements for certain of the Company’s executive officers; (a) payment of bonuses to executive officers pursuant to the Company’s bonus plan for 2007 performance; (b) increases in the base salaries of the Company’s executive officers retroactive to January 1, 2008; (c) discretionary stock option grants under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”); and (d) an amendment to the Management Continuity Agreements between the Company and each of its officers to extend the term of the agreements by one year, from May 15, 2008 to May 15, 2009.

Cash bonuses for 2007 performance for the Company’s executive officers were as follows:  $150,000 to Mr. Pelzel; $34,300 to Tammy L. Cameron, the Company’s Controller and interim principal accounting and financial officer; $97,700 to Matthew M. Gosling, the Company’s Vice President and General Counsel; and $25,000 to John N. Shell, the Company’s Vice President, Operations.

Mr. Pelzel’s 2008 base salary was raised to $425,000, Ms. Cameron’s base salary was raised to $195,000, and Mr. Gosling’s base salary was raised to $325,000.

The following options to purchase shares of the Company’s common stock were granted under the 2004 Plan:  Mr. Pelzel was granted an option to purchase 25,000 shares; Ms. Cameron was granted an option to purchase 13,000 shares; Mr. Gosling was granted an option to purchase 35,000 shares; and Mr. Shell was granted an option to purchase 10,000 shares.  Each option has an exercise price equal to $3.60 per share, the closing price of the Company’s common stock on the Nasdaq Global Market on January 25, 2008.  The options granted to Messrs. Pelzel, Gosling and Shell vest monthly in 48 equal installments.  The option granted to Ms. Cameron vests with respect to 5/48ths of the underlying shares on July 9, 2008, and in 43 equal monthly installments on the 25th day of each month thereafter.

Mr. Pelzel also received an option to purchase 62,500 shares of the Company’s common stock that vests upon the earlier to occur of (a) achievement of certain performance milestones or (b) August 24, 2011, as contemplated by the employment offer letter between the Company and Mr. Pelzel dated as of August 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: January 29, 2008	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Vice President and General Counsel